Exhibit 99.1

Contacts:	Carl M. Mills	Andrea Vedanayagam
	Chief Financial Officer	Director, Corporate
Communications
	(408) 990-4000	(408) 990-4000
	cmills@quicklogic.com	andrea@quicklogic.com

QuickLogic Announces Second Quarter Fiscal 2008 Results –
CSSP Customer Design Activity Gains Momentum

•                  Strong Response to VEE™ Technology Launch in Asia Pacific

SUNNYVALE, Calif. – July 23, 2008 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fiscal second quarter ended June 29, 2008.

Total revenue for the second quarter of 2008 was $8.7 million, down 21 percent from the first quarter of 2008 and up four percent from the second quarter of 2007. The sequential decline in revenue was primarily due to lower end-of-life product revenue. The year-on-year increase in revenue was primarily due to a $2.0 million increase in new product revenue partially offset by a decline in end-of-life product revenue.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter of 2008 was $4.7 million, or $0.16 per share. The second quarter net loss includes previously announced long-lived asset impairment charges of $2.0 million associated with reduced new product revenue visibility and lower utilization of licensed EDA software, restructuring costs of $452,000 associated with our operational realignment and $417,000 for the write-down of our equity investment in Tower Semiconductor Ltd. Collectively these charges totaled $2.9 million, or $0.10 per share, and lowered our gross margin by 17.7 percent of revenue. Our second quarter net loss of $4.7 million compares with a net loss of $1.4 million, or $0.05 per share, in the first quarter of 2008 and a net loss of $2.1 million, or $0.07 per share, in the second quarter of 2007.

On a non-GAAP basis, the net loss for the second quarter of 2008 was $929,000, or $0.03 per share, compared with a net loss of $712,000, or $0.02 per share, in the first quarter of 2008 and a net loss of $1.7 million, or $0.06 per share, in the second quarter of 2007. Gross margin, on a non-GAAP basis, was 55.7% for the second quarter of 2008 compared with 52.9% for the first quarter of 2008 and 53.3% for the second quarter of 2007.

— more —

 “Our results were in line with or better than our guidance for the second quarter, and new product revenue was toward the high end of guidance for the quarter,” said E. Thomas Hart, chairman, president and CEO. “We are encouraged by the continued growth of customer design activity for our CSSP solutions and the response in Asia Pacific to our Visual Enhancement Engine (VEE) technology launch. During the second quarter we realigned our Company based on expected declines in end-of-life product revenue and limited visibility of new product revenue. This alignment significantly lowers our break-even revenue level while providing us with the capability to use discretionary spending to respond to specific customer opportunities.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, July 23, 2008, to discuss the second quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate, please call (877) 675-4757 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 7654670. The call recording will be archived until July 30, 2008 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs.  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, long-lived asset impairment, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of equipment in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on pages 5 and 6 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included on pages 5 and 6 of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the Company’s break-even revenue level, ability to respond to specific customer opportunities and new product design activity and revenue generating potential, which is dependent on the market acceptance of our products and the level of customer orders.  Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

QuickLogic, pASIC, PolarPro, QuickPCI and QuickRAM are registered trademarks of and the QuickLogic logo, ArcticLink, Eclipse and VEE are trademarks of QuickLogic. All other brands or trademarks are the property of their respective holders and should be treated as such.

###

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2008	July 1, 2007	March 30, 2008	June 29, 2008	July 1, 2007
Revenue	$8,743	$8,405	$11,023	$19,766	$14,647
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	3,810	3,216	4,302	8,112	6,152
Inventory write-down and related charges	172	759	956	1,128	3,224
Long-lived asset impairment	1,545	—	—	1,545	—
Gross profit	3,216	4,430	5,765	8,981	5,271
Operating expenses:
Research and development	2,610	2,339	2,821	5,431	4,626
Selling, general and administrative	3,970	4,387	4,320	8,290	8,980
Long-lived asset impairment	468	—	—	468	—
Restructuring costs	452	—	—	452	—
Total operating expenses	7,500	6,726	7,141	14,641	13,606
Loss from operations	(4,284)	(2,296)	(1,376)	(5,660)	(8,335)
Write-down of investment in Tower Semiconductor Ltd.	(417)	—	—	(417)	—
Interest expense	(72)	(72)	(71)	(143)	(157)
Interest income and other, net	30	317	104	134	563
Loss before income taxes	(4,743)	(2,051)	(1,343)	(6,086)	(7,929)
Provision for income taxes	—	27	34	34	42
Net loss	$(4,743)	$(2,078)	$(1,377)	$(6,120)	$(7,971)

Net loss per share:
Basic	$(0.16)	$(0.07)	$(0.05)	$(0.21)	$(0.28)
Diluted	$(0.16)	$(0.07)	$(0.05)	$(0.21)	$(0.28)
Weighted average shares:
Basic	29,589	28,966	29,406	29,498	28,890
Diluted	29,589	28,966	29,406	29,498	28,890

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2008	July 1, 2007	March 30, 2008	June 29, 2008	July 1, 2007
GAAP loss from operations	$(4,284)	$(2,296)	$(1,376)	$(5,660)	$(8,335)
Adjustment for stock-based compensation within:
Cost of revenue	106	54	65	171	109
Research and development	196	94	158	354	179
Selling, general and administrative	615	280	442	1,057	521
Adjustment for long-lived asset impairment within:
Cost of revenue	1,545	—	—	1,545	—
Operating expenses	468	—	—	468	—
Adjustment for write-off of equipment within:
Selling, general and administrative	15	—	—	15	—
Adjustment for restructuring costs	452	—	—	452	—
Non-GAAP loss from operations	$(887)	$(1,868)	$(711)	$(1,598)	$(7,526)

GAAP net loss	$(4,743)	$(2,078)	$(1,377)	$(6,120)	$(7,971)
Adjustment for stock-based compensation within:
Cost of revenue	106	54	65	171	109
Research and development	196	94	158	354	179
Selling, general and administrative	615	280	442	1,057	521
Adjustment for long-lived asset impairment within:
Cost of revenue	1,545	—	—	1,545	—
Operating expenses	468	—	—	468	—
Adjustment for write-off of equipment within:
Selling, general and administrative	15	—	—	15	—
Adjustment for restructuring costs	452	—	—	452	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	417	—	—	417	—
Non-GAAP net loss	$(929)	$(1,650)	$(712)	$(1,641)	$(7,162)

GAAP net loss per share	$(0.16)	$(0.07)	$(0.05)	$(0.21)	$(0.28)
Adjustment for stock-based compensation	0.03	0.01	0.03	0.05	0.03
Adjustment for long-lived asset impairment	0.07	—	—	0.07	—
Adjustment for write-off of equipment	—	—	—	—	—
Adjustment for restructuring costs	0.02	—	—	0.02	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	0.01	—	—	0.01	—
Non-GAAP net loss per share	$(0.03)	$(0.06)	$(0.02)	$(0.06)	$(0.25)

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2008	July 1, 2007	March 30, 2008	June 29, 2008	July 1, 2007

GAAP weighted average shares	29,589	28,966	29,406	29,498	28,890
Adjustment for stock-based compensation	—	—	—	—	—
Adjustment for long-lived asset impairment	—	—	—	—	—
Adjustment for write-off of equipment	—	—	—	—	—
Adjustment for restructuring costs	—	—	—	—	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	—
Non-GAAP weighted average shares	29,589	28,966	29,406	29,498	28,890

GAAP gross margin percentage	36.8%	52.7%	52.3%	45.4%	36.0%
Adjustment for stock-based compensation	1.2%	0.6%	0.6%	0.9%	0.7%
Adjustment for long-lived asset impairment	17.7%	—	—	7.8%	—
Non-GAAP gross margin percentage	55.7%	53.3%	52.9%	54.1%	36.7%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29, 2008	December 30, 2007(1)
ASSETS

Current assets:
Cash and cash equivalents	$19,000	$20,868
Short-term investment in Tower Semiconductor Ltd.	769	1,279
Accounts receivable, net	2,383	2,634
Inventories	2,991	5,770
Other current assets	1,320	1,607
Total current assets	26,463	32,158
Property and equipment, net	4,400	5,877
Investment in Tower Semiconductor Ltd.	387	644
Other assets	1,152	2,745

TOTAL ASSETS	$32,402	$41,424

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$1,430	$4,207
Accrued liabilities	2,219	2,228
Deferred income on shipments to distributors	516	516
Deferred royalty revenue	221	431
Current portion of debt and capital lease obligations	2,284	2,497
Total current liabilities	6,670	9,879

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,493	2,527
Total liabilities	8,163	12,406

Stockholders’ equity:
Common stock, at par value	30	29
Additional paid-in capital	168,988	167,298
Accumulated other comprehensive income	—	350
Accumulated deficit	(144,779)	(138,659)
Total stockholders’ equity	24,239	29,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,402	$41,424

(1)   Derived from the December 30, 2007 audited balance sheet included in the 2007 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2	Q2	Q1	Q2 2007 to	Q1 2008 to
	2008	2007	2008	Q2 2008	Q2 2008
COMPOSITION OF REVENUE

Revenue by product (1):
New products	29%	7%	24%	320%	(1)%
Mature products	53%	52%	39%	5%	6%
End-of-life products	18%	41%	37%	(54)%	(61)%

Revenue by geography:
North America	38%	60%	45%	(35)%	(33)%
Europe	15%	20%	16%	(19)%	(22)%
Asia Pacific	39%	11%	31%	284%	(3)%
Japan	8%	9%	8%	(9)%	(22)%

Revenue by end-customer segment:
Instrumentation and test	65%	32%	52%	113%	(1)%
Military and aerospace systems	9%	19%	9%	(49)%	(19)%
Datacom and telecom	8%	26%	23%	(69)%	(72)%
Graphics and imaging	17%	20%	14%	(13)%	(6)%
Computing	1%	3%	2%	(52)%	(48)%

(1)   The Company changed the definition of its product families in the third quarter of 2007 and has adjusted prior periods to conform to the new definitions. New products include ArcticLink™, PolarPro®, Eclipse™ II and QuickPCI® II products. Mature products include QuickRAM®, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.